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                                                                          EX. 23






The Board of Directors
Security Financial Bancorp, Inc.
St. John, Indiana


We consent to incorporation by reference of our report dated August 7, 2001 on the consolidated financial statements of Security Financial Bancorp, Inc. ("the Company") as of June 30,2001 and 2000 and for the year then ended, which report is included in the Company's Annual Report on Form 10-K, in the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on January 20, 2000 and August 14, 2001.


                                           /s/ Crowe, Chizek and Company LLP
                                           -------------------------------------
                                               Crowe, Chizek and Company LLP


Oak Brook, Illinois
September 27, 2001